UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities

Exchange Act of 1934

Date of Report (Date of earliest event reported): 11/30/2006

Genaera Corporation

(Exact name of registrant as specified in its charter)

Commission File Number: 0-19651

DE	13-3445668
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

5110 Campus Drive, Plymouth Meeting, PA 19462

(Address of principal executive offices, including zip code)

610.941.4020

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) On Thursday, November 30, 2006, the Board of Directors (the “Board”) of Genaera Corporation (the “Company”) approved the promotion of Michael J. Gast, MD, PhD, the Company’s Senior Vice President, Clinical Research and Development, to Executive Vice President of Clinical Research and Development, effective January 1, 2007.

Dr. Gast, 58, has served as the Company’s Senior Vice President, Clinical Research and Development, since March 21, 2006 and before that he served as the Company’s Chief Medical Officer during the first half of 2005 before he left briefly to pursue personal interests. He had been a full-time consultant to the Company since November of 2005. Prior to joining the Company, he spent 11 years at Wyeth Pharmaceuticals, most recently serving as Vice President, Scientific Affairs within Wyeth Global Medical Affairs, where he was responsible for oversight of Phase IV clinical research programs. Prior to that, Dr. Gast served as Wyeth’s Vice President, Women’s Health Clinical Research and Development. Dr. Gast joined Wyeth after spending 21 years at the Washington University School of Medicine. During his tenure on the faculty at the Washington University Department of Obstetrics and Gynecology, Dr. Gast served as Director of the Division of Reproductive Endocrinology and Infertility and Director of the department’s Endocrine Clinical Laboratories. Dr. Gast received his MD from The Ohio State University College of Medicine and a PhD in Molecular Biology from Washington University.

As set forth in Item 5.02(e) herein, effective January 1, 2007, Dr. Gast’s annual salary shall be $320,000 and he is entitled to receive his monthly base salary for twelve months if his employment is terminated without cause. With the exception of the change in the title of Dr. Gast’s position within the Company and his annual salary, Dr. Gast’s employment agreement and agreement with the Company in the event of a change in control, which were previously filed as Exhibits 10.1 and 10.2 to the Company’s Form 8-K filed on March 22, 2006, respectively, remain unchanged and in effect.

(e) On Thursday, November 30, 2006, the Compensation Committee of the Board (i) approved bonuses for 2006 (the “Bonuses”) for the Company’s President and Chief Executive Officer and Senior Vice President, Clinical Research and Development, in the amounts of $100,000 and $50,000, respectively, (ii) increased the annual salary of the Company’s President and Chief Executive Officer, effective January 1, 2007, from $400,000 to $432,000, and (iii) increased the annual salary of the Company’s Executive Vice President of Clinical Research and Development, effective January 1, 2007, from $307,000 to $320,000. The Company plans to remit the Bonuses to the recipients in early 2007.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genaera Corporation

Date: December 05, 2006	By:	/s/ John A. Skolas
John A. Skolas Executive Vice President and Chief Financial Officer